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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Zale Corporation

We consent to the incorporation by reference in the registration statements (No. 333-67527, 333-51607, 333-20673, 333-01789, 33-87782, 333-53802, and 333-53804
on Form S-8) of Zale Corporation and subsidiaries of our report dated August 29, 2002, relating to the consolidated balance sheet of Zale Corporation and subsidiaries as of July 31, 2002, and the related consolidated statements of operations, cash flows, and stockholders' investment for the year then ended, and the related financial statement schedule, which report appears in the July 31, 2002 annual report on Form 10-K of Zale Corporation. Our report refers to the adoption of the provisions of the Financial Accounting Standards Boards' Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets" in fiscal year 2002, and to the change in the method of determining price indices used in the valuation of LIFO inventories in fiscal year 2002.


KPMG LLP
Dallas, Texas
OCTOBER 2, 2002